EXHIBIT 10.8

FORM OF EXECUTED EXECUTIVE WAIVER LETTER

[Company Letterhead]

August 19, 2016

[Executive or Director]

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland 20910

Dear [Executive or Director]:

Reference is made to the transactions contemplated by the Investment Agreement between RLJ Entertainment, Inc. (the “Company”) and Digital Entertainment Holdings LLC, to be dated as of the date hereof (the “Investment Agreement”). Each defined term used but not defined in this letter has the meaning given to that term in the Investment Agreement.  You hereby acknowledge and agree that, notwithstanding anything to the contrary in any other document, none of (1) the signing of the Investment Agreement or any other Transaction Document, (2) the closing of any transaction contemplated by the Investment Agreement or any other Transaction Document, (3) the issuance of the Warrant and/or (4) the exercise of all or any portion of the Warrant, whether individually or in combination, shall constitute, or be deemed to be, a “change in control” (or similar term) for purposes of any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation of the Company (including, but not limited to, the Company’s 2012 Incentive Plan, any award agreement granted to you thereunder and any employment agreement between you and the Company).

[Signature page follows]

Please acknowledge your acceptance of the terms of this letter and return it to Dawn Martens as soon as possible.

Sincerely,

Dawn Martens Corporate Secretary RLJ Entertainment, Inc.

Acknowledged and agreed:

[Executive or Director]

[Signature Page to Executive Officer Waiver Letter]

Schedule of Executives and Directors Who Signed the Executive Waiver Letter

Miguel Penella

Nazir Rostom

Traci Blunt

Titus Bicknell

Jess De Leo

Sylvia George

Matthew Graham

Shakeel Munjee

Mark Nunis

Stuart Shaw

Mark Stevens

Cynthia Sturtz

Mark Ward

Tyrone Brown

Dayton Judd

Andor Laszlo

Scott Royster